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                                                               EXHIBIT NO. 99.7

                              SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
COMPASS  II                   Executive Office: Wellesley Hills,  MA  02181
COMBINATION FIXED/VARIABLE
ANNUITY FOR PERSONAL AND      Please make checks  payable to Sun Life Assurance
QUALIFIED RETIREMENTS PLANS   Company of Canada (U.S.)
                              Send the Application and check to: Sun Life
                              Assurance Company of Canada (U.S.)
                              c/o Massachusetts Financial Service Center,
                              PO Box 1024,
                              Boston, MA   02103
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                 VARIABLE ANNUITY APPLICATION

1.  OWNER (Print Name)_________________________________________________________
                             First             Middle                    Last
2.  Address___________________________________     Tax I.D. No. or Soc. Sec. No.
            Street        City    State    Zip
3.  Successor Owner __________________________  _______________________________
                    First    Middles  Last       Street   City    State    Zip

4.  ANNUITANT (Print Name)____________________  Sex M  F  Date of Birth________
                          First   Middle   Last                Mo    Day   Year
5.  Address_____________________________________  Soc. Sec. No._______________
            Street   City    State         Zip

6.  Occupation_________________________       7.  Employer_____________________

8.  CO-ANNUITANT (Print Name)____________________ Soc. Sec. No.________________
                       First    Middle   Last
9.  Address______________________________    Sex M  F  Date of Birth___________
                                                              Mo    Day    Year

10. BENEFICIARY (Print Name)_____________________     Relationship_____________
                        First   Middle   Last

11. Successor Beneficiary________________________     Relationship____________
                       First   Middle    Last

12.  IRS TAX QUALIFIEID AND OTHER RETIREMENT PLANS   This application cannot be
HR-10  IRA 401(a)  457  403(b)  Other  processed without the appropriate
                                Adoption Agreement if an MFS
                                Prototype is used.

13. PURCHASE PAYMENTS - An initial purchase payment of $_______ is attached (payments must total at least $300 in the first year). Subsequent purchase payments may be made in the amount of 25.00 or more. Please check this box ___ if you would like information on Bank Draft for future purchase payments.

14.  PURCHASE PAYMENT ALLOCATION (Whole %)
     ___% Money Market Variable Account ___% Capital Appreciation Variable Acct.
     ___% High Yield Variable Account   ___% Fixed Account

15.  OPTIONAL ANNUITY FORM ELECTED
     Joint and Survivor  Life Annuity   60/  120/   180/  240 Monthly Payments
     Certain and Life    Fixed Payment
    Survivor Annuitant_______________________ Sex F  M Date of Birth __________
                 First      Middle   Last                          Mo  Day Year

    ____________________________________ Soc. Sec. No._______________________
    Street     City      State    Zip

16. ANNUITY COMMENCEMENT DATE          17.      SPECIAL INSTRUCTIONS
    The first day of ____________________________
                           Month            Year

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18. Will this contract replace or change any existing life insurance or annuity
in this or any other company?    No     Yes.  If yes, please explain under
Special Instructions and request replacement information from your agent.

I hereby represent my answers to the above questions to be correct and true to the best of my knowledge and belief and agree that this application shall be a part of any contract issued by the Company. ALL PAYMENTS AND VALUE PROVIDED BY THIS CONTRACT WHEN BASED ON INVESTMENT EXPERIENCE OF A VARIABLE ACCOUNT ARE VARIABLE AND NOT GUARANTEED AS TO DOLLAR AMOUNT. I acknowledge receipt of a current Compass II prospectus.

Signed at:__________________________________ on _____________________________
                  City              State                                 Date

Applicant__________________________________ Witness/Agent ____________________
                  Signature of Owner             Print Agent's Name and Number

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                                                 Signature of Agent
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Complete  this  statement of the  Annuitant/Co-Annuitant  is different  from the owner.

Annuitant/Co-Annuitant: The Annuitant/Co-Annuitant (if other than Applicant) declares that the statements made which relate to him/her are full and true to the best of his/her knowledge and belief. The Annuitant/Co-Annuitant consents to this application.

Signed at __________________ on _____________ 19__   _________________________
                                                     Signature of Annuitant

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                                             Signature of Agent
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Agent:  Will this contract replace or change any existing life insurance or annuity in this or any other company?
           Yes      No     If yes, please explain under Special Instructions.

General Agent

Branch Office Address__________________________________________________________
                     Street             City              State            Zip